Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Kioni Holdings Limited

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated January 31st, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period November 28, 2023, to December 31 2023.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

February 9, 2024